EXHIBIT 10.14

ANDREW CORPORATION

EXECUTIVE SEVERANCE BENEFIT PLAN AGREEMENT

THIS AGREEMENT, made this 5th day of July, 2004, by and between Andrew Corporation (the “Company”) and Robert Hudzik (the “Executive”),

WITNESSETH:

WHEREAS, the Company maintains the Andrew Corporation Executive Severance Benefit Plan, as amended and restated effective May 14, 2004 (the “Plan”); and

WHEREAS, the Executive has been designated as an eligible participant in the Plan;

NOW, THEREFORE, the Executive and Company hereby agree as follows:

1.                                       Plan Benefits.  The Executive has been designated as a TIER II Participant in the Plan and shall be eligible solely for the benefits set forth therein applicable to TIER II Participants.  The receipt of such benefits shall be subject to all of the terms and conditions set forth in the Plan, including, but not limited to, terms related to the amount, time and form of benefits.  By execution of this Agreement, the Executive agrees to be bound by the provisions of the Plan, as amended and restated effective May 14, 2004, and as may be subsequently amended.

2.                                       Arbitration.  The Executive acknowledges that Section 7.2 of the Plan contains an arbitration provision, and by execution of this Agreement agrees to be bound by the terms of such arbitration provision.

3.                                       Plan Not Contract of Employment.  The Plan does not constitute a contract of employment and nothing in the Plan shall be construed to give the Executive the right to be retained by the Company or to any benefits not specifically provided by the Plan.

4.                                       Plan Supercedes Prior Change in Control Severance Agreements.  The Executive acknowledges and agrees that the benefits and terms set forth in the May 14, 2004 restatement of the Plan, as applicable to the Participant based on the Tier designated in paragraph 1 above, are a replacement for and in lieu of any benefits to which the Executive may have been entitled under the Plan prior to its restatement or under any other agreement with the Company relating to Change in Control severance benefits.  The Executive further acknowledges such benefits and terms may be subsequently amended pursuant to Section 7.1 of the Plan.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

EXECUTIVE	ANDREW CORPORATION

/s/ Robert J. Hudzik	/s/ Ralph E. Faison
, individually	By: Ralph E. Faison
Its: President & Chief Executive Officer